UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

DRS Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-08533	13-2632319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Parsippany, New Jersey 07054

(Address of principal executive offices)

(973) 898-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the (17 CFR 240.13e-4( c))

Item 8.01 Other Events

DRS Technologies, Inc. (the “Company” or “DRS”) is filing this Current Report on Form 8-K primarily to restate certain financial information presented in its March 31, 2004 Form 10-K, as amended (Form 10-K), its June 30, 2004 Form 10-Q and its September 30, 2004 Form 10-Q. During the three months ended December 31, 2004, Company management agreed to a plan to sell two of the operating units acquired in connection with the Company’s November 4, 2003 acquisition of Integrated Defense Technologies, Inc. The two operating units are DRS Weather Systems, Inc. (DRS Weather) and DRS Broadcast Technology (DRS Broadcast). As a result of the divestiture, the Company presented in its December 31, 2004, Form 10-Q the assets and liabilities of DRS Weather and DRS Broadcast as “Assets of discontinued operations” and “Liabilities of discontinued operations”, respectively, and presented their results of operations for the three- and nine-month periods ended December 31, 2004 as “Earnings from discontinued operations.” The cash flows of the discontinued operations were also presented separately in the Consolidated Statement of Cash Flows for the nine months ended December 31, 2004. All corresponding prior year periods presented in the December 31, 2004 Form 10-Q were restated to reflect the discontinued operations presentation. This restatement had no effect on DRS’s reported net earnings or net earnings per share of common stock.

During the second quarter of fiscal 2005, DRS Data and Imaging Systems Ltd. was consolidated into C4I Group’s DRS Tactical Systems Ltd. operating unit to achieve certain operating synergies.  DRS Data and Imaging Systems Ltd. previously had been managed as a part of our SR Group. Prior-year balances and results of operations for both the C4I Group and SR Group have been restated to reflect this management reporting change.

Under United Stated Securities and Exchange Commission (SEC) requirements, previously issued financial statements that are incorporated by reference in subsequent Securities Act of 1933, as amended, filings are required to be restated to reflect the discontinued operations presentation. On December 23, 2004, DRS issued $200.0 million of senior subordinated notes to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933. In connection with the issuance of the notes, DRS is required to file a registration statement with the SEC within 105 days after the issue date of the notes, enabling the holders of the notes to exchange the notes for publicly registered exchange notes. The Company will register the notes with the SEC under Form S-4 no later than April [7], 2005.

Exhibit 99.1 to this report amends and replaces Item 6 “Selected Financial Data”, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and Item 8, “Financial Statements and Supplementary Data”, of Part II of the Company’s March 31, 2004 Form 10-K. Exhibits 99.2 and 99.3 amend and replace Item 1, “Financial Statements”, and Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of Part I of the Company’s June 30, 2004 Form 10-Q and September 30, 2004 Form 10-Q, respectively. The Company has not amended any other Items included in its March 31, 2004 Form 10-K, its June 30, 2004 Form 10-Q, and its September 30, 2004 Form 10-Q.

Item 9.01 Financial Statements and Exhibits

Exhibit 23.1  Consent of Independent Registered Public Accounting Firm

Exhibit 99.1  Items 6, 7 and 8 of Part II of the Company’s Annual Report on Form 10-K, as amended, for the year ended March 31, 2004.

Exhibit 99.2  Items 1 and 2 of Part I – Financial Information, of the Company’s Form 10-Q, for the quarter ended June 30, 2004.

Exhibit 99.3  Items 1 and 2 of Part I –Financial Information, of the Company’s Form 10-Q, for the quarter ended September 30, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRS TECHNOLOGIES, INC.
(Registrant)

Date: April 7, 2005	By:

/s/ RICHARD A. SCHNEIDER
Richard A. Schneider
Executive Vice President,Chief Financial Officer

Exhibits

Exhibit No.	Description

Exhibit 23.1.	Consent of Independent Registered Public Accounting Firm

Exhibit 99.1.	Items 6, 7 and 8 of Part II of the Company’s Annual Report on Form 10-K, as amended, for the year ended March 31, 2004.

Exhibit 99.2	Items 1 and 2 of Part I – Financial Information, of the Company’s Form 10-Q, for the quarter ended June 30, 2004.

Exhibit 99.3	Items 1 and 2 of Part I – Financial Information, of the Company’s Form 10-Q, for the quarter ended September 30, 2004.